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                                   EXHIBIT 2.2


                          SECOND AMENDED AND RESTATED
                                 PLAN OF MERGER


         THIS SECOND AMENDED AND RESTATED PLAN OF MERGER (the "Plan") is dated as of April 18, 2002, and is by and between DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE, ("Colorado Cooperative") and DAKOTA GROWERS CORPORATION ("Colorado Corporation"), each of which may be referred to herein as a "Constituent Entity" and both of which may be collectively referred to herein as the "Constituent Entities".

         WHEREAS, the Colorado Cooperative and the Colorado Corporation have entered into a certain Plan of Merger, dated as of January 31, 2002, as amended and restated by a certain Amended and Restated Plan of Merger, dated as of March 12, 2002, which the Constituent Entities desire to amend and restate hereby.

         WHEREAS, Colorado Cooperative is a cooperative association organized under Title 7, Article 56 of the Colorado Revised Statutes as amended (the "Colorado Cooperative Act"), and Colorado Corporation is a corporation organized under Title 7, Article 101 of the Colorado Revised Statutes, as amended (the "Colorado Corporation Act"). The Colorado Cooperative Act and the Colorado Corporation Act may be referred to herein collectively as the "Acts."


         WHEREAS, prior to the effective time of the merger of the Colorado Cooperative with and into the Colorado Corporation as contemplated by this Plan, Dakota Growers Pasta Company, a North Dakota cooperative (the "North Dakota Cooperative"), merged with and into the Colorado Cooperative, with the Colorado Cooperative surviving such transaction (the "Initial Merger").


         WHEREAS, prior to the Initial Merger, each of the Colorado Cooperative and the Colorado Corporation were wholly-owned subsidiaries of the North Dakota Cooperative, and, by virtue of the Initial Merger, the Colorado Corporation became a wholly-owned subsidiary of the Colorado Cooperative.


         WHEREAS, the Board of Directors of Colorado Cooperative and the Board of Directors of North Dakota Cooperative, as the sole member of Colorado Cooperative prior to the Initial Merger and on the record date for voting upon this Plan, have approved and adopted this Plan and the transactions contemplated hereby in the manner required by its Articles of Incorporation and Bylaws, the Colorado Cooperative Act and other applicable provisions of Colorado law including specifically the Colorado Corporations and Associations Act found at Title 7, Article 90 of the Colorado Revised Statues ("CCA Act"); and


         WHEREAS, the Board of Directors of Colorado Corporation and the Board of Directors of North Dakota Cooperative, as the sole shareholder of Colorado Corporation prior to the Initial Merger and on the record date for voting upon this Plan, have approved and adopted this Plan and the transactions contemplated hereby in the manner required by its Articles of Incorporation and Bylaws, the Colorado Corporation Act and the CCA Act; and

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements of the parties contained herein, the parties hereto agree as follows:


         SECTION 1. THE MERGER. Colorado Cooperative and Colorado Corporation shall combine through merger (the "Colorado Corporation Merger") in accordance with the applicable provisions of the Acts and the CCA Act, and Colorado Corporation shall be the surviving entity and shall continue to exist as a Colorado corporation with principal offices at One Pasta Avenue, Carrington, North Dakota 58421, by virtue of, and shall be governed by, the Colorado Corporation Act.


         SECTION 2. STATEMENT OF MERGER. As soon as practicable following satisfaction or waiver of all conditions to the consummation of the Colorado Corporation Merger, statements of merger (the "Statement of Merger") shall be executed by each of the Colorado Cooperative and the Colorado Corporation in accordance with all legal requirements. The Statements of Merger shall be filed with the Secretary of State of the State of Colorado or as otherwise required by law.


         SECTION 3. EFFECT OF MERGER. From and after the effective time of the Colorado Corporation Merger, without any further action by the Constituent Entities or any of their respective members: (a) Colorado Corporation, as the surviving entity in the Colorado Corporation Merger, shall have all of the rights, privileges, immunities and powers, and shall be subject to all the duties and liabilities, of a corporation organized under the Colorado Corporation Act; (b) Colorado Corporation, as the surviving entity in the Colorado Corporation Merger, shall possess all of the rights, privileges, immunities and franchises, of a public as well as a private nature, of each Constituent Entity, and all property, real, personal and mixed, and all debts due on whatever account, including all choices in action, and each and every other interest of or belonging to or due to each Constituent Entity, shall be deemed to be and hereby is vested in Colorado Corporation, without further act or deed, and the title to any property, or any interest therein, vested in either Constituent Entity, shall not revert or be in any way impaired by reason of the Colorado Corporation Merger; (c) Colorado Corporation shall be responsible and liable for all of the liabilities and obligations of each Constituent Entity, and any claim existing or action or proceeding pending by or against one of the Constituent Entities may be prosecuted as if the Colorado Corporation Merger had not taken place or Colorado Corporation may be substituted

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in its place; (d) neither the rights of creditors nor any liens upon the property of either of the Constituent Entity shall be impaired by the Colorado Corporation Merger; and (e) the Colorado Corporation Merger shall have any other effect set forth in the Acts, the CCA Act, and the Second Amended and Restated Transaction Agreement dated January 30, 2002 between the North Dakota Cooperative, Colorado Cooperative, Colorado Corporation and Dakota Growers Restructuring Company, Inc. (the "North Dakota Corporation"), a North Dakota corporation (the "Transaction Agreement"), in each case with the effect and to the extent provided in the applicable provisions of Colorado law.


         SECTION 4. ARTICLES OF INCORPORATION; BYLAWS. From and after the effective time of the Colorado Corporation Merger, pursuant to the Statements of Merger and without any further action by the Constituent Entities or any of their respective members, the Articles of Incorporation of Colorado Corporation in effect immediately prior to the effective time of the Colorado Corporation Merger shall be the Articles of Incorporation of Colorado Corporation, as the surviving entity in the Colorado Corporation Merger (the "Surviving Entity Articles"). From and after the effective time of the Colorado Corporation Merger, without any further action by the Constituent Entities or any of their respective members, the Bylaws of Colorado Corporation as in effect immediately prior to the effective time of the Colorado Corporation Merger shall be the Bylaws of Colorado Corporation, as the surviving entity in the Colorado Corporation Merger (the "Surviving Entity Operating Agreement"). A copy of the Surviving Entity Articles of Incorporation and Bylaws has been provided to the respective members of each Constituent Entity.



         SECTION 5. BOARD OF DIRECTORS. From and after the effective time of the Colorado Corporation Merger, without any further action by the Constituent Entities or any of their respective members, each person serving as a director or an officer of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall be a director or an officer of Colorado Corporation, as the surviving entity in the Colorado Corporation Merger, (in the case of officers, holding the same office in Colorado Corporation as they held in Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger, except that the person holding the office of President and General Manager of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall hold the office of President and Chief Executive Officer of Colorado Corporation) to serve in accordance with the Surviving Entity Articles. The directors and officers of Colorado Corporation immediately prior to the effective time of the Colorado Corporation Merger shall resign their positions as directors and officers of Colorado Corporation as of the effective time of the Colorado Corporation Merger.



         SECTION 6. EXCHANGE, REDESIGNATION AND CONVERSION OF CAPITAL STOCK, NON-STOCK EQUITY INTERESTS, PATRONS' EQUITIES AND MEMBERSHIPS. At the effective time of the Colorado Corporation Merger, the manner and basis of exchanging or converting the shares of capital stock, non-stock equity interests, units of equity participation, non-voting units of equity participation, patronage equity interests (including all entitlements to patronage refunds), any other allocated equity interests, unallocated and capital reserves and options of Colorado Cooperative and Colorado Corporation (all such interests referred to herein as "Colorado Cooperative Equity Interests" or "Colorado Corporation Equity Interests," respectively), and membership interests in Colorado Cooperative and ownership interests in Colorado Corporation, for proportionally equivalent Equity Interests and ownership interests in Colorado Corporation, shall be as follows:



        (a) EXCHANGE OF COLORADO COOPERATIVE MEMBERSHIPS. As of the effective time of the Colorado Corporation Merger, without any further action by the Constituent Entities or any of their respective members, (i) each member and holder of Membership Stock, $125 par value per share, and Equity Stock, $2.50 par value per share, of Colorado Cooperative shall become and be a shareholder and holder of Common Stock, $.01 par value per share, of Colorado Corporation, (ii) each holder of Equity Stock, $2.50 par value per share, of Colorado Cooperative, shall become and be a shareholder and holder of Series D Non-Cumulative Delivery Preferred Stock, $.01 par value per share, of Colorado Corporation, (iii) each member and holder of Non-Qualified Written Notices of Allocation of Colorado Cooperative shall receive one (1) share of Common Stock, $.01 par value per share, of Colorado Corporation for every $7.36 of Non-Qualified Written Notices of Allocation so held, (iv) each holder of Series A 6% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative, shall become and be a shareholder and holder of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation, (v) each holder of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative, shall become and be a shareholder and holder of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation and (vi) each holder of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative, shall become and be a shareholder and holder of Series C 6% Convertible Non-Cumulative Preferred Stock,


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         $100 par value per share, of Colorado Corporation. Holders of Common
         Stock, Series A 6% Redeemable Cumulative Preferred Stock, Series B 2% Redeemable Non-Cumulative Preferred Stock, Series C 6% Convertible Non-Cumulative Preferred Stock and Series D Non-Cumulative Delivery Preferred Stock shall have such incidents of ownership as are set forth in the Surviving Entity Articles and the Surviving Entity Bylaws.


         (b) COLORADO CORPORATION OWNERSHIP. At the effective time of the Colorado Corporation Merger, without any further action by the Constituent Entities or any of their respective members or shareholders, Colorado Cooperative, as the sole member of Colorado Corporation immediately prior to the effective time of the Colorado Corporation Merger, shall cease to exist by operation of the Colorado Corporation Merger and shall also cease to be a shareholder of Colorado Corporation.



         (c) EXCHANGE AND CONTINUATION OF COLORADO COOPERATIVE EQUITY
         INTERESTS. At the effective time of the Colorado Corporation Merger, without any further action by the Constituent Entities or any of their respective members or shareholders, as the case may be, all Colorado Cooperative Equity Interests standing on the books of Colorado Cooperative immediately after the consummation of the Initial Merger, and immediately prior to the effective time of the Colorado Corporation Merger shall be determined and exchanged for proportionally equivalent Colorado Corporation Equity Interests in Colorado Corporation as follows:



         (i) MEMBERSHIP STOCK. Each share of Membership Stock, $125 par value per share, standing on the books of Colorado Cooperative and held by members of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall cease to be outstanding and shall be exchanged for twenty-five (25) shares of Common Stock, $.01 par value per share, of Colorado Corporation.



         (ii) EQUITY STOCK. Each share of Equity Stock, $2.50 par value per share, standing on the books of Colorado Cooperative and held by members of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall cease to be outstanding and shall be exchanged for one (1) share of Common Stock, $.01 par value per share, of Colorado Corporation and one (1) share of Series D Non-Cumulative Delivery Preferred Stock, $.01 par value per share, of Colorado Corporation.



         (iii) SERIES A 6% REDEEMABLE NON-CUMULATIVE PREFERRED STOCK. Each share of Series A 6% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, standing on the books of Colorado Cooperative and held by stockholders of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series A 6% Redeemable Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation.



         (iv) SERIES B 2% REDEEMABLE NON-CUMULATIVE PREFERRED STOCK. Each share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, standing on the books of Colorado Cooperative and held by stockholders of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation.



        (v) SERIES C 6% CONVERTIBLE NON-CUMULATIVE PREFERRED STOCK. Each share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, standing on the books of Colorado Cooperative and held by stockholders of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall cease to be outstanding and shall be exchanged for one (1) share of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation.



         (vi) OPTIONS TO PURCHASE SERIES C 6% CONVERTIBLE NON-CUMULATIVE PREFERRED STOCK. Each option to purchase shares of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Cooperative which have been granted and which have not been exercised immediately prior to the effective time of the Colorado Corporation Merger shall cease to be exercisable and shall be exchanged for an option to purchase a like number of shares of Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, of Colorado Corporation.



         (d) COLORADO COOPERATIVE EQUITY INTERESTS. All shares of Membership Stock, $125

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         par value per share, Equity Stock, $2.50 par value per share, Series A
         6% Redeemable Cumulative Preferred Stock, $100 par value per share, Series B 2% Redeemable Non-Cumulative Preferred Stock, $100 par value per share, Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, and options to purchase Series C 6% Convertible Non-Cumulative Preferred Stock, $100 par value per share, on the books of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger, shall be cancelled and shall cease to exist.



         (e) NON-QUALIFIED WRITTEN NOTICES OF ALLOCATION. Every $7.36 of Non-Qualified Written Notices of Allocation standing on the books of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall be converted into one (1) share of Common Stock, $.01 par value per share, of Colorado Corporation.



         (f) COLORADO CORPORATION EQUITY INTERESTS. After the Initial Merger and immediately prior to the effective time of the Colorado Corporation Merger, Colorado Cooperative is the sole member of Colorado
         Corporation and all equity interest of any and every nature in Colorado Corporation is owned by and held in the name of Colorado Cooperative. At the effective time of the Colorado Corporation
         Merger, Colorado Cooperative, as the merging entity, shall merge with and into Colorado Corporation and shall cease to exist in its own right. All Colorado Corporation Equity Interests of any and every nature standing on the books of Colorado Cooperative immediately prior to the effective time of the Colorado Corporation Merger shall be cancelled.


         (g) SURVIVING ENTITY ARTICLES AND BYLAWS TO GOVERN. Ownership in Colorado Corporation and all Colorado Corporation Equity Interests issued or credited in exchange for Colorado Cooperative Equity Interests and continued with respect to Colorado Corporation Equity Interests as described above, shall in all instances be governed by the provisions of the Surviving Entity Articles and the Surviving Entity Bylaws.


         (h) FURTHER ASSURANCES OF HOLDERS OF EQUITY. Each holder of Colorado Cooperative Equity Interests and each holder of Colorado Corporation Equity Interests shall take such action or cause to be taken such action as Colorado Corporation may reasonably deem necessary or appropriate to effect the exchange and continuation of the equity interests hereunder, including without limitation the execution and delivery of any stock certificates or other evidences of equity being exchanged or continued hereunder.


         SECTION 7. FURTHER ASSURANCES. From time to time and after the effective time of the Colorado Corporation Merger, as and when requested by Colorado Corporation, or its successors or assigns, Colorado Cooperative shall execute and deliver or cause to be executed and delivered all such deeds and other instruments, and shall take or cause to be taken all such further action or actions, as Colorado Corporation, or its successors or assigns, may deem necessary or desirable in order to vest in and confirm to Colorado Corporation, or its successors or assigns, title to and possession of all of the properties, rights, privileges, powers and franchises referred to in Section 3 of this Plan, and otherwise to carry out the intent and purposes of this Plan. If Colorado Corporation shall at any time deem that any further assignments or assurances or any other acts are necessary or desirable to vest, perfect or confirm of record or otherwise the title to any property or to enforce any claims of Colorado Cooperative or Colorado Corporation vested in Colorado Corporation pursuant to this Plan, the officers of Colorado Corporation or its successors or assigns, are hereby specifically authorized as attorneys-in-fact of each Colorado Cooperative and Colorado Corporation (which appointment is irrevocable and coupled with an interest), to execute and deliver any and all such deeds, assignments and assurances and to do all such other acts in the name and on behalf of each Colorado Cooperative and Colorado Corporation, or otherwise, as such officer shall deem necessary or appropriate to accomplish such purpose.



         SECTION 8. GOVERNING LAW. This Plan shall be governed by and construed in accordance with the laws of the State of Colorado.


         IN WITNESS WHEREOF, this Plan has been agreed to and executed by the duly authorized representatives of Colorado Cooperative and Colorado Corporation, as of the date first set forth above.


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                           DAKOTA GROWERS PASTA RESTRUCTURING COOPERATIVE




                           /s/ John S. Dalrymple, III
                           ----------------------------------------------------
                           By: John S. Dalrymple, III
                              -------------------------------------------------
                           Its: Chairman
                               ------------------------------------------------

                           DAKOTA GROWERS CORPORATION


                           /s/ John S. Dalrymple, III
                           ----------------------------------------------------
                           By: John S. Dalrymple, III
                              -------------------------------------------------
                           Its: Chairman
                               ------------------------------------------------

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